UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 6, 2016

YUMMY FLIES, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000- 54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
(Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

Effective October 6, 2016, Mr. James Kordenbrock resigned as Chief Executive Officer and member of the Board.  Mr. Kordenbrock resigned for personal reasons, which were not related to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Interim Chief Executive Officer

Effective October 11, 2016, Mr. Robert Doherty was appointed Interim Chief Executive Officer of the Company.  Mr. Doherty retains his positions as President and Chief Financial Officer and as a member of the board.  Mr. Doherty will serve as our Interim Chief Executive Officer until a replacement can be engaged, at which time Mr. Doherty will retain his positions as President and director. The Board is currently interviewing candidates.  Upon appointment of a suitable candidate, such person will also be appointed to our Board of Directors.

The Board now consists of Mr. Doherty and Mr. Robert Switzer, who is also our Secretary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMMY FLIES, INC.
October 11, 2016	By: /s/ Robert Doherty Robert Doherty President and Interim Chief Executive Officer